Exhibit 99.1

ENLINK MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND NOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

Introduction
Effective as of March 7, 2014, EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) (the “Partnership”) acquired, through one of its wholly owned subsidiaries, 50% of the outstanding equity interests in EnLink Midstream Holdings, LP (formerly known as Devon Midstream Holdings, L.P.), a wholly-owned subsidiary of Devon Energy Corporation (“Devon”) referred to herein as “Midstream Holdings,” and all of the outstanding equity interests in EnLink Midstream Holdings GP, LLC, the general partner of Midstream Holdings, in exchange for the issuance by the Partnership of 120,542,441 units representing a new class of limited partnership interests (the "Class B Units") in the Partnership (collectively, the “business combination”). Midstream Holdings owns midstream assets in the Barnett Shale in North Texas and the Cana and Arkoma Woodford Shales in Oklahoma, formerly owned by Devon, as well as a contractual right to the burdens and benefits of Devon’s 38.75% interest in Gulf Coast Fractionators in Mt. Belvieu, Texas.
Also effective as of March 7, 2014, EnLink Midstream, Inc. (formerly known as Crosstex Energy, Inc.), became a wholly-owned subsidiary of EnLink Midstream, LLC (referred to as “ENLC”). Another wholly-owned subsidiary of ENLC owns the remaining 50% outstanding equity interest in Midstream Holdings. Devon owns the managing member of ENLC and Class B Units which represent approximately 70% of the outstanding limited liability company interests in ENLC. ENLC indirectly owns 100% of EnLink Midstream GP, LLC (formerly known as Crosstex Energy GP, LLC), the general partner of the Partnership (the “General Partner”).
Unless the context requires otherwise, for purposes of this pro forma presentation, all references to “we,” “our,” or “us” refer to the Partnership and its directly owned and indirectly owned subsidiaries following the business combination, including the 50% limited partner interest in Midstream Holdings.
The unaudited pro forma statement of operations of the Partnership is based on its historical unaudited statement of operations for the nine months ended September 30, 2014, as adjusted assuming the business combination and related transactions occurred on January 1, 2014. Under the acquisition method of accounting, Midstream Holdings was the acquirer in the transactions because its parent company, Devon, obtained control of the Partnership through the indirect control of the General Partner after the business combination. Additionally, the Partnership’s assets acquired and liabilities assumed by Midstream Holdings as the Predecessor in the business combination are recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the Partnership’s net assets acquired is recorded as goodwill. Consequently, the historical unaudited financial results for the Partnership reflect the historical operations of Midstream Holdings prior to March 7, 2014 and reflect the combined operations of Midstream Holdings and the Partnership on and subsequent to March 7, 2014. The historical operations of Midstream Holdings prior to March 7, 2014 are reflected as Predecessor interest in net income on the statement of operations. The 50% equity interest in Midstream Holdings owned by ENLC is reflected as a non-controlling interest in the unaudited pro forma statement of operations.
The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2014 assumes the business combination and related transactions occurred on January 1, 2014. The unaudited pro forma consolidated statement of operations does not present the Partnership’s actual results of operations had the business combination and related transactions been completed at the dates indicated. In addition, it does not project the Partnership’s results of operations for any future period. The unaudited pro forma consolidated statement of operations reflects the following significant assumptions as of January 1, 2014:
•Devon’s contribution of midstream assets located in the Barnett, Cana-Woodford and Arkoma-Woodford Shales, as well as a contractual right to the burdens and benefits associated with a 38.75% economic interest in Gulf Coast Fractionators, to Midstream Holdings;
•Devon’s contribution of 50% of its limited partner interest in Midstream Holdings and all of its interest in the general partner of Midstream Holdings to a wholly-owned subsidiary of the Partnership in exchange for 120,542,441 Class B Units in the Partnership, representing an approximate 52% limited partner interest in the Partnership; and
•Midstream Holdings becoming a party to certain 10-year, fixed-fee gathering, processing and transportation agreements with Devon pursuant to which Devon dedicated to Midstream Holdings specified natural gas production in the Barnett, Cana-Woodford and Arkoma-Woodford Shales.

•the Partnership’s assets acquired and liabilities assumed by Midstream Holdings as the Predecessor in the business combination have been recorded at their fair values with the excess purchase price over the estimated fair value of the Partnership’s net assets acquired recorded as goodwill.
The unaudited pro forma consolidated statement of operations and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America. These accounting principles are consistent with those used in, and should be read together with, the Predecessor’s historical audited combined financial statements and related notes, which are included in Exhibit 99.4 to the Partnership's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.
The adjustments reflected in the unaudited pro forma consolidated statement of operations are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used herein provide a reasonable basis for presenting the significant effects of the business combination and the related transactions. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with accounting principles generally accepted in the United States of America.

ENLINK MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2014
	EnLink Midstream Partners, LP	Crosstex Energy, L.P. Historical (1)	Pro Forma Adjustments		Pro Forma, As Adjusted
	(in millions, except per unit data)
Operating revenues:
Operating revenues—affiliates	$872.0	$—	$(337.8)	(a)	$534.2
Operating revenues	1,627.9	549.7	(41.8)	(a)	2,135.8
Loss on derivative activity	(1.9)	(0.2)	—		(2.1)
Total operating revenues	2,498.0	549.5	(379.6)		2,667.9
Operating expenses:
Product purchases—affiliates	349.9	—	(325.8)	(a)	24.1
Product purchases	1,448.1	477.0	(45.9)	(a)(b)	1,879.2
Operations and maintenance (2)	193.3	38.0	(6.0)	(c)	225.3
Depreciation and amortization	192.3	24.2	3.2	(d)	219.7
General and administrative (3)	62.8	47.3	(35.2)	(c)	74.9
Gain on litigation settlement	(6.1)	—	—		(6.1)
Total operating expenses	2,240.3	586.5	(409.7)		2,417.1
Operating income	257.7	(37.0)	30.1		250.8
Interest income (expense)	(30.5)	(15.5)	2.3	(e)	(43.7)
Gain on extinguishment of debt	3.2	(4.5)	—		(1.3)
Income from equity investment	14.3	(0.2)	—		14.1
Other income	(0.7)	—	—		(0.7)
Income before income taxes	244.0	(57.2)	32.4		219.2
Income tax expense provision (benefit)	20.7	0.4	(19.2)	(f)	1.9
Net income (loss) from continuing operations	223.3	(57.6)	51.6		217.3
Non-controlling interests	94.8	—	21.3	(g)	116.1
Net income (loss) attributable to EnLink Midstream Partners, LP	$128.5	$(57.6)	$30.3		$101.2
Predecessor interest in net income	$34.5		$(34.5)		$—
General partner interest in net income (loss)	$7.5		$4.1	(h)	$11.6
Limited partners' interest in net income (loss) attributable to EnLink Midstream Partners, LP	$86.5		$3.1		$89.6
Net income (loss) attributable to EnLink Midstream Partners, LP per limited partners' unit:
Basic per common unit	$0.38		$—		$0.38
Diluted per common unit	$0.38		$—		$0.38
Weighted average units outstanding:
Basic common units	230.3				233.1
Diluted common units	230.6				233.4

(1) Represents the results of operations of Crosstex Energy, L.P. (from January 1, 2014 through March 6, 2014).
(2) Includes $5.9 million affiliate operating expenses for the nine months ended September 30, 2014.
(3) Includes $10.6 million affiliate general and administrative expenses for the nine months ended September 30, 2014.
  See accompanying notes to the pro forma consolidated financial statements.

EnLink Midstream Partners, LP

Notes to Unaudited Pro Forma Consolidated Statement of Operations

1. Basis of Presentation
The unaudited pro forma consolidated statement of operations gives effect to the business combination and related transactions under the acquisition method of accounting and are treated as a reverse acquisition. Under the acquisition method of accounting, Midstream Holdings was the acquirer in the transactions because its parent company, Devon, obtained control of the Partnership through the indirect control of the General Partner after the business combination. All financial results prior to March 7, 2014 reflect the historical operations of Midstream Holdings and are reflected as Predecessor interest in net income on the statement of operations. Financial results on or subsequent to March 7, 2014 reflect the combined operations of Midstream Holdings and the Partnership. The pro forma adjustments have been prepared as if the business combination and related transactions had taken place on January 1, 2014. These adjustments and assumptions are described in Note 3 to this unaudited pro forma consolidated statement of operations.
The unaudited pro forma consolidated statement of operations should be read in conjunction with the Partnership’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014.
2. Summary of Significant Accounting Policies
        The accounting policies used in preparing the unaudited pro forma consolidated statement of operations are those set forth in the Partnership's unaudited historical combined financial statements contained its quarterly report on Form 10-Q for the nine months ended September 30, 2014.
3. Pro Forma Adjustments and Assumptions
        The accompanying unaudited pro forma statement of operations gives pro forma effect to the following:

(a)
Two duly authorized contract changes that pertain to the assets owned by Midstream Holdings that took effect upon completion of the business combination. The first contract change converted the natural gas processing percent-of-proceeds contracts to fixed-fee contracts. This contract change decreases and increases operating revenues—affiliates and operating revenues, respectively, as presented in the table below. The second contract change resulted in ceasing to take title to the natural gas gathered and processed and the NGLs fractionated. This contract change reduces both operating revenues and product purchases as presented in the following table. Please see “Exhibit 99.3-Management’s Discussion and Analysis of Financial Condition and Results of Operations of EnLink Midstream Holdings, LP Predecessor-Certain Relationships and Related Party Transactions-Commercial Arrangements-Gathering and Processing Agreements" included in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.

EnLink Midstream Partners, LP

Notes to Unaudited Pro Forma Consolidated Statement of Operations

Additionally, the Partnership received revenues from Midstream Holdings as a customer during the periods presented. These revenues are reclassified from operating revenues to operating revenues-affiliates as presented in the following table:

Nine Months Ended September 30, 2014
(in millions)
Operating revenues—affiliates:
Conversion to fixed-fee contracts	$(23.4)
Cease taking title to products	(325.8)
Reclassification of affiliate revenues	11.4
Operating revenues—affiliates pro forma adjustments	$(337.8)
Operating revenues:
Conversion to fixed-fee contracts	$12.3
Cease taking title to products	(42.7)
Reclassification of affiliate revenues	(11.4)
Operating revenues—pro forma adjustments	(41.8)
Total operating revenues—pro forma adjustments	$(379.6)
Cease taking title to products:
Product purchases—affiliates	$(325.8)
Product purchases	$(42.7)

(b)
Adjustment to product purchases attributable to the contract changes per adjustment (a) above and the reduction of the Partnership’s monthly product purchase costs in excess of market associated with an onerous performance obligation under a gas delivery contract. The Partnership has one delivery contract which requires it to deliver a specified volume of gas each month at an indexed base price. The Partnership realizes a loss on the delivery of gas under this contract each month based on current prices. The fair value of this onerous performance obligation was based on forecasted discounted cash obligations in excess of market under this gas delivery contract. For pro forma purposes, the portion of the monthly product purchase costs in excess of market associated with this onerous performance obligation are now assumed to reduce the liability rather than be recognized as expense. The following summarizes the pro forma adjustments to product purchases.

Nine Months Ended September 30, 2014
(in millions)
Contract changes in adjustment (a) above	$(42.7)
Performance obligation in adjustment (b)	(3.2)
Product purchases pro forma adjustment	$(45.9)

(c)
Adjustments to eliminate transactions costs incurred by Crosstex Energy, L.P. in conjunction with the business combination. These costs are nonrecurring charges directly attributable to the business combination.

(d)
Adjustments to depreciation and amortization resulting from the effects of the purchase accounting adjustment and the effects of increasing the estimated useful lives used to calculate depreciation and amortization. The longer estimated useful lives correspond to the expected lives used to determine the fair values of property, plant and equipment and related identifiable intangible assets. The depreciable lives used for pro forma purposes are based on a preliminary third party valuation. Expected useful lives and amortization periods related to depreciation and amortization pro forma adjustments are as follows:

EnLink Midstream Partners, LP

Notes to Unaudited Pro Forma Consolidated Statement of Operations

Useful Lives
Tangible Assets:
Transmission Assets	20 - 25 years
Gathering Systems	20 - 25 years
Gas Processing Plants	20 - 25 years
Other property and equipment	3 - 15 years
Intangible Assets:
Customer Relationships	10 - 20 years

The pro forma adjustments increased historical depreciation and amortization expense by $3.2 million for the nine months ended September 30, 2014. This increase is primarily due to a $14.9 million decrease in gross intangible assets subject to amortization and a $235.6 million decrease in gross property costs subject to depreciation with a corresponding decrease in the estimated useful lives of the gross intangible assets subject to amortization as a result of the purchase accounting adjustments. Although the net impact of the purchase accounting adjustments was an increase of $218.4 million in net intangible assets and an increase of $386.4 million in net property, plant and equipment, depreciation and amortization expense for the pro forma period slightly increased because the purchase accounting adjustments allocated a significant portion of the fair value to assets acquired and/or developed during the past two years which have a longer economical life than the historical assets purchased prior to 2007.

(e)
Adjustments to historical interest expense were made to reduce pro forma interest expense, using the effective interest rate method, due to the fair value adjustment of long-term debt as of March 7, 2014. The effective pro forma interest rates for the Partnership’s 2018 Notes and 2022 Notes were 7.29% and 4.60%, respectively, as of March 7, 2014. An increase or decrease of 1/8 of 1% in pro forma interest rates would result in a corresponding increase or decrease to pro forma interest expense of approximately $0.3 million for the nine months ended September 30, 2014. For pro forma purposes, the interest costs in excess of the fair value of the long-term debt as of March 7, 2014 are assumed to reduce the long-term debt rather than be recognized as interest expense.

(f)
Reflects the elimination of corporate federal income tax expense attributable to the 50% interest in Midstream Holdings that is owned directly by the Partnership. In conjunction with the business combination, Midstream Holdings was created as a partnership, and its operating subsidiaries are nontaxable entities, except for certain state taxes. Accordingly, the 50% interest in Midstream Holdings, including its subsidiaries, owned by the Partnership is not subject to corporate federal income taxes.

(g)	Income attributable to non-controlling interests represents the 50% interest in Midstream Holdings, including its subsidiaries owned by ENLC.

(h)
Reflects the increase in the net income allocation to the General Partner due to the increase in its proportionate share of pro forma net income relative to the acquisition adjustments and pro forma adjustments and the increase in the General Partner’s incentive distribution rights resulting from the increased aggregate pro forma distributions related to the issuance of 120,542,441 Class B Units assuming the historical per unit distributions for the applicable periods.

Nine Months Ended September 30, 2014
(in millions)
General Partner share of income	$0.1
Increase in incentive distribution rights	4.0
Net General Partner Adjustment	$4.1